FOR IMMEDIATE RELEASE
February 4, 1999

CONTACT: Pat L. Hattox
         Corporate Vice President
         Investor Relations
         (256) 885-7447
         HATTOXP@NICHOLS.COM

NICHOLS RESEARCH ANNOUNCES INTENT TO ACQUIRE MURRAY AND WEST,
INC./ TRANS-LINK USA, INC.

HUNTSVILLE, ALABAMA - Chris H. Horgen, Nichols Research Chairman, announced today that the Company signed a Letter of Intent with the principal shareholders of Murray and West, Inc./Trans-Link USA, Inc., to acquire all of their outstanding capital stock. Murray and West/Trans-Link USA revenues for fiscal years ending December 31, 1997, and 1998, were $18.6 million and $29.1 million, respectively. The transaction is subject to the execution and closing of definitive agreements.

Murray and West, Inc./Trans-Link USA Inc. provide implementation and integration consulting services and continued support of SAP{TM }R/3. Mr. Horgen states, "This acquisition, along with other recently announced changes, will enable Nichols Holland Corporation, a corporation formed by Nichols, to become a substantial presence in the Enterprise Resource Planning arena."

"Nichols' solid reputation of helping businesses implement IT solutions compliments our efforts in both IT staffing and integration services. The combined companies will be positioned in the marketplace to better serve client needs by providing a broader set of solutions and services" states Mr. Ted. C. Murray, President, Murray and West, Inc./Trans-Link USA, Inc.

Nichols Research Corporation, headquartered in Huntsville, Alabama, provides IT and technical services for the Department of Defense, federal civilian agencies, state government clients, and commercial clients. The company has 31 locations throughout the United States with approximately 3,000 employees. Additional information may be found at the Nichols web site: WWW.NICHOLS.COM. The Company's stock is traded under the Nasdaq market symbol: NRES.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS AS DEFINED IN SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THESE FORWARD-LOOKING STATEMENTS CAN BE GENERALLY IDENTIFIED AS SUCH BECAUSE THE CONTENT OF THE STATEMENT WILL USUALLY CONTAIN WORDS SUCH AS THE COMPANY OR MANAGEMENT "BELIEVES," "ANTICIPATES," "EXPECTS," "ESTIMATES," "PLANS," AND WORDS OF SIMILAR IMPORT. SIMILARLY, STATEMENTS THAT DESCRIBE THE COMPANY'S FUTURE PLANS, OBJECTIVES, GOALS OR STRATEGIES ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DISCUSSED IN MORE DETAIL IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED AUGUST 31, 1998, INCLUDING THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS SECTION OF THAT ANNUAL REPORT.